Registration No. 33-59759


          -----------------------------------------------------------------
          -----------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                          ---------------------------------
                            POST-EFFECTIVE AMENDMENT NO. 1
                                          To
                                       Form S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------------
                            Texas Energy Industries, Inc.

                           formerly Texas Utilities Company
                (Exact name of registrant as specified in its charter)
                  TEXAS                                  75-2669310
             (State or other                          (I.R.S. Employer
               jurisdiction                          Identification No.)
           of incorporation or
              organization)

                ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS  75201
                 (Address of Principal Executive Offices)  (Zip Code)

                          ---------------------------------
                       Deferred and Incentive Compensation Plan
                                        of the
                            Texas Utilities Company System
                               (Full title of the Plan)

                          ---------------------------------

                          Removing Shares from Registration




          -----------------------------------------------------------------
           -----------------------------------------------------------------

                         REMOVAL OF SHARES FROM REGISTRATION


               On June 1, 1995, the Registration Statement on Form S-8, File No. 33-59759, of Texas Utilities Company (Company) became effective with respect to the registration of 400,000 shares of the Company's Common Stock, without par value (Common Stock), in connection with the Deferred and Incentive Compensation Plan of the Texas Utilities Company System (Plan).

               The Company hereby withdraws from registration all the shares of the Common Stock registered under File No. 33-59759 and remaining unused under the Plan.

                                      SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City
          of  New  York, and  State of  New  York, on  the  19th    day of
          September, 1997.

                                        Texas Energy Industries, Inc.

                                        By         /s/ Robert J. Reger, Jr.

                                          ---------------------------------
          -
                                             (Robert J. Reger, Jr., Agent
                                                  for Service)

               The Plan. Pursuant to the requirements of the Securities Act of 1933, the Organization and Compensation Committee has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 19th day of September, 1997.




                                        Deferred and Incentive Compensation
                                        Plan of the Texas Utilities Company
                                        System


                                        By        /s/ ROBERT J. REGER, JR.
                                           --------------------------------
                                             (Robert J. Reger, Jr., Agent
                                                   for Service)